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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-102320, 333-86170, 333-60023 and 333-126210 on Form S-8, of our reports dated March 16, 2006, relating to the financial statements and financial statement schedule of Bright Horizons Family Solutions, Inc. and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Bright Horizons Family Solutions, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 16, 2006